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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Deferred Compensation Plan for Non-Employee Directors of Pennzoil-Quaker State Company of our report dated March 15, 2001 included in the Pennzoil-Quaker State Company Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.




                                             ARTHUR ANDERSEN LLP



Houston, Texas
December 3, 2001